Exhibit 3.1




                                       THE

                              AMENDED AND RESTATED

                                     BY-LAWS
                                       of
                                SPAR Group, Inc.



                             A Delaware Corporation



                           Adopted as of: May 18, 2004

                                TABLE OF CONTENTS


Section              Title                                                  Page
-------              -----                                                  ----


ARTICLE I.           CERTIFICATE, BY-LAWS, Agent and OFFICES  ..............1

   Section 1.01.     Certificate of Incorporation..............................1
   Section 1.02.     By-Laws and Restatement...................................1
   Section 1.03.     Registered Agent..........................................1
   Section 1.04.     Registered Office.........................................1
   Section 1.05.     Chief Executive Office....................................1
   Section 1.06.     Other Offices.............................................1


ARTICLE II.          Meetings of Shareholders..................................1

   Section 2.01.     Annual Meetings...........................................1
   Section 2.02.     Special Meetings..........................................2
   Section 2.03.     Notice of Meeting.........................................2
   Section 2.04.     Quorum and Manner of Participation; Treasury Stock........2
   Section 2.05.     Adjournments..............................................2
   Section 2.06.     Inspectors................................................2
   Section 2.07.     Voting....................................................3
   Section 2.08.     Proxies...................................................3
   Section 2.09.     Action by Written Consent.................................3
   Section 2.10.     List of Shareholders......................................3
   Section 2.11.     Stockholder Proposals and Nominations.....................4


ARTICLE III.         Board.....................................................5

   Section 3.01.     Number....................................................5
   Section 3.02.     Power5
   Section 3.03.     Term of Office............................................5
   Section 3.04.     Vacancies and Additional Directorships....................5
   Section 3.05.     Meetings..................................................5
   Section 3.06.     Quorum, Manner of Participation and Voting................5
   Section 3.07.     Action by Written Consent.................................6
   Section 3.08.     Resignation of Directors..................................6
   Section 3.09.     Removal of Directors......................................6
   Section 3.10.     Compensation of Directors.................................6


ARTICLE IV.          Committees of the Board...................................6

   Section 4.01.     Standing Committees, Designation of Additional
                     Committees, Etc...........................................6
   Section 4.02.     Committee Charters, Powers, Etc...........................6
   Section 4.03.     Appointment and Term......................................7
   Section 4.04.     Committee Chairman........................................7
   Section 4.05.     Meetings, Notices and Records.............................7
   Section 4.06.     Quorum, Manner of Participation and Voting................7
   Section 4.07.     Action by Written Consent.................................8
   Section 4.08.     Resignations..............................................8
   Section 4.09.     Removal...................................................8
   Section 4.10.     Vacancies.................................................8
   Section 4.11.     Compensation..............................................8

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                                TABLE OF CONTENTS


Section              Title                                                  Page
-------              -----                                                  ----

ARTICLE V.           Officers..................................................8

   Section 5.01.     Positions, Election, Executives, Etc......................8
   Section 5.02.     Term of Office, Resignation and Removal...................8
   Section 5.03.     Vacancies.................................................9
   Section 5.04.     General Authority, Etc....................................9
   Section 5.05.     The Chairman..............................................9
   Section 5.06.     The Vice Chairman.........................................9
   Section 5.07.     The Chief Executive Officer...............................9
   Section 5.08.     The Chief Financial Officer...............................9
   Section 5.09.     The President............................................10
   Section 5.10.     Senior, Executive and other Vice Presidents..............10
   Section 5.11.     Assistant or other Vice Presidents.......................10
   Section 5.12.     The Secretary............................................11
   Section 5.13.     Assistant Secretaries....................................11
   Section 5.14.     The Treasurer............................................11
   Section 5.15.     The Controller...........................................12
   Section 5.16.     Assistant Treasurers.....................................12
   Section 5.17.     Compensation of Officers.................................12
   Section 5.18.     Surety Bonds.............................................12


ARTICLE VI.          INDEMNIFICATION..........................................12

   Section 6.01.     Certain Defined Terms....................................12
   Section 6.02.     Persons Indemnified......................................14
   Section 6.03.     Notice of Proceeding.....................................14
   Section 6.04.     Defense Counsel..........................................14
   Section 6.05.     Right to Indemnification, Etc............................14
   Section 6.06.     Right to Advancement of Expenses.........................14
   Section 6.07.     Determination of Right to Indemnification................14
   Section 6.08.     Indemnification on Success...............................15
   Section 6.09.     Payment Claims to Recover Losses and Expenses............15
   Section 6.10.     Suits Brought by an Indemnitee...........................15
   Section 6.11.     Suits on Payment Claims, Etc.............................15
   Section 6.12.     Indemnification Enforcement Expenses.....................15
   Section 6.13.     Indemnitee's Proper Conduct..............................15
   Section 6.14.     Continuation of Rights...................................15
   Section 6.15.     Non-Exclusivity of Rights................................15
   Section 6.16.     Insurance................................................15
   Section 6.17.     Indemnification of Officers, Employees and Agents of the
                     Corporation..............................................16
   Section 6.18.     Savings Clause...........................................16
   Section 6.19.     Changes in Indemnification Rights........................16
   Section 6.20.     Contractual and Beneficial Rights........................16


ARTICLE VII.         Shares...................................................16

   Section 7.01.     Certificates.............................................16

                                TABLE OF CONTENTS


Section              Title                                                  Page
-------              -----                                                  ----

   Section 7.02.     Use of Pre-Signed Certificates...........................16
   Section 7.03.     Subscriptions............................................16
   Section 7.04.     Transfer of Shares.......................................16
   Section 7.05.     Returned Certificates....................................17
   Section 7.06.     Lost Stock Certificates..................................17


ARTICLE VIII.        Record Dates and Dividends...............................17

   Section 8.01.     Record Dates.............................................17
   Section 8.02.     Dividends................................................17


ARTICLE IX.          Miscellaneous Corporate Powers and Restrictions..........17

   Section 9.01.     Execution of Instruments Generally.......................17
   Section 9.02.     Transactions with Interested Parties.....................18
   Section 9.03.     Deposits.................................................18
   Section 9.04.     Checks, Notes, Etc.......................................18
   Section 9.05.     Proxies..................................................18
   Section 9.06.     Fiscal Year..............................................18
   Section 9.07.     Corporate Seal...........................................18


ARTICLE X.           Amendments and Interpretation............................19

   Section 10.01.    Amendments...............................................19
   Section 10.02.    Notices, Electronic Messages, Copies, Etc................19
   Section 10.03.    Number and Gender........................................19
   Section 10.04.    Section and Other Headings...............................19
   Section 10.05.    Severability.............................................19
   Section 10.06.    Conflicting Provisions of the Certificate of Incorporation
                     and Applicable Law.......................................19
   Section 10.07.    Applicable Law...........................................19
   Section 10.08.    Non-Exclusive Provisions.................................19

                              TABLE OF DEFINITIONS

Section           Term
4.01              Additional Committee..........................................
10.07             Applicable Law................................................
4.02              Additional Committee Charter..................................
5.14              Assistant Secretary...........................................
5.17              Assistant Treasurer...........................................
5.12              Assistant Vice President......................................
4.01              Audit Committee...............................................
4.02              Audit Committee Charter.......................................
1.02              Board.........................................................
1.02              By-Laws.......................................................
1.01              Certificate...................................................
5.04              Chairman......................................................
5.07              Chief Executive Officer.......................................
5.08              Chief Financial Officer.......................................
4.01              Committee.....................................................
4.04              Committee Chairman............................................
4.02              Committee Charter.............................................
4.01              Compensation Committee........................................
4.02              Compensation Committee Charter................................
5.16              Controller....................................................
1.01              Corporation...................................................
6.01              DGCL..........................................................
10.02             Electronic Delivery...........................................
6.01              Entity........................................................
5.01              Executive.....................................................
5.10              Executive Vice President......................................
6.06              Expense Advances..............................................
6.01              Expenses......................................................
6.01              Final Decision................................................
4.01              Governance Committee..........................................
4.02              Governance Committee Charter..................................
6.01              Indemnification Rights........................................
6.01              Indemnitee....................................................
6.01              Losses........................................................
7.06              Lost Stock Certificate........................................
6.09              Payment Claims................................................
10.02             Physical Delivery.............................................
5.09              President.....................................................
6.01              Proceeding....................................................
6.01              Proper Conduct................................................
6.01              Reimbursement Agreement.......................................
6.01              Representative................................................
1.02              Restatement Date..............................................
5.13              Secretary.....................................................
5.10              Senior Vice President.........................................
1.06              SPAR Group....................................................
5.15              Treasurer.....................................................
5.06              Vice Chairman.................................................
5.11              Vice President................................................

                              Amended and Restated
                                     BY-LAWS

                                       of

                                SPAR Group, Inc.

                          -----------------------------

                     Dated and Effective as of May 18, 2004

                          -----------------------------



                                   ARTICLE I.

                     CERTIFICATE, BY-LAWS, Agent and OFFICES

         Section 1.01. Certificate of Incorporation. SPAR Group, Inc., a Delaware corporation formerly known as PIA Merchandising Services, Inc. (the "Corporation"), was formed pursuant to a Certificate of Incorporation filed on November 29, 1995, with the Secretary of State of the State of Delaware (as the same may have been and hereafter may be supplemented, modified, amended or restated from time to time in the manner provided therein and under Applicable Law, the "Certificate").

         Section 1.02. By-Laws and Restatement. The Corporation, through the action of its Board of Directors (the "Board"), has adopted these amended and restated by-laws for the Corporation (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, these "By-Laws"), dated and effective as of May 18, 2004 (the "Restatement Date"). These By-Laws, the Audit Committee Charter, the Compensation Committee Charter and the Governance Committee Charter together amend, restate and completely replace all previous by-laws and committee charters of the Corporation, effective as of the Restatement Date.

         Section 1.03. Registered Agent. The registered agent of the Corporation shall be as set forth in the Certificate on the Restatement Date and as hereafter may be made, revoked or changed from time to time by the Corporation's in the manner permitted by Applicable Law.

         Section 1.04. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the office of the registered agent of the Corporation in the State of Delaware and may be changed by the Board or registered agent from time to time in the manner permitted by Applicable Law.

         Section 1.05. Chief Executive Office. The chief executive office of the Corporation shall be located in Westchester County, New York, or in such other place as may be designated from time to time by the Board or Chairman.

         Section 1.06. Other Offices. The Corporation and its direct and indirect subsidiaries (together with the Corporation, collectively, the "SPAR Group") also may have such other offices at such other places, within or without the State of Delaware or State of New York, as from time to time may have been
(a) approved by the Board or (b) required by the business of the SPAR Group and approved by an Executive of the Corporation.



                                  ARTICLE II.

                            Meetings of Shareholders

         Section 2.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date and at such time and place within or without the State of Delaware as may be designated by the Board from time to time.

         Section 2.02. Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board, the Chairman, the Vice Chairman or the Chief Executive Officer to be held on such date and at such time and place (within or without the State of Delaware) as the person or persons calling the meeting shall direct. A special meeting of the stockholders also may be called by the Secretary or any Assistant Secretary at the direction of the Board, the Chairman, the Vice Chairman or the Chief Executive Officer. A special meeting of the stockholders shall be called promptly by the Chairman, the Vice Chairman, the Chief Executive Officer or the Secretary whenever such officer receives Physical Delivery of the written request for such a meeting from stockholders owning one-fourth (25%) of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders at the meeting. Any such written request by the stockholders shall state a proper purpose or purposes for the meeting, to which other purposes may be added by the Board, the Chairman, the Vice Chairman or the Chief Executive Officer (or by the Secretary or Assistant Secretary at the direction of any of them) in submitting notice of the special meeting to the stockholders. At any special meeting, however called, only such business as is related to the purpose or purposes set forth in the notice to stockholders may be transacted.

         Section 2.03. Notice of Meeting. Written notice of every meeting of stockholders stating the place, date and hour of the meeting shall be signed by the Chairman, the Vice Chairman, the Chief Executive Officer or the Secretary, or by any other officer authorized to do so by the Board or these By-Laws. Such notice shall be given, either personally, by Physical Delivery or (to the extent the recipient has consented specifically thereto as required by the DGCL) Electronic Delivery, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise provided by Applicable Law. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called (which may include the election of directors if so stated) and the person or persons calling the meeting. A notice sent by Physical Delivery shall be directed to a stockholder's address listed in the records of the Corporation, which may be changed by a written notice to the Secretary of a new address. Notice need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, either before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

         Section 2.04. Quorum and Manner of Participation; Treasury Stock.


         (a) Except as otherwise provided by the Certificate or Applicable Law: the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business; and a quorum present at the commencement of a meeting shall not be broken by a subsequent withdrawal of one or more stockholders. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.

         (b) Any one or more stockholders may participate in a meeting of the stockholders by means of a telephone conference or other electronic communication allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at a meeting.

         (c) Shares of the capital stock of the Corporation owned by the Corporation or any of its direct or indirect subsidiaries shall not be entitled to vote and shall not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any of its subsidiaries to vote any of the capital stock of the Corporation held by it in any fiduciary capacity for any officer, employee or other unrelated person or the right of the Corporation to count such shares for quorum purposes.

         Section 2.05. Adjournments. In the absence of a quorum, the stockholders holding a majority of the shares entitled to vote and present at the time and place of any meeting, in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time without notice, other than the announcement at the meeting of the date, time and place of the adjourned meeting, until a quorum is present. However, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.06. Inspectors. The Board, in advance of any stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting


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

by the person presiding thereat. Each inspector shall execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability, and if requested to do so before entering upon the discharge of his duties, each inspector shall give or sign an oath to do so. If inspectors have been designated, the inspectors (or if there are no inspectors, the secretary of the meeting) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and the inspectors shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other things as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

         Section 2.07. Voting. Except as otherwise provided by the Certificate or Applicable Law: (a) each stockholder shall be entitled to one vote for each share of the Corporation's stock entitled to vote on the matter registered in his name on the books of the Corporation on the applicable record date, as determined in accordance with Section 7.01 of these By-Laws; and (b) at any meeting of stockholders at which a quorum is present, (i) directors shall be chosen by a plurality of the votes cast, (ii) directors may be removed by the votes of a majority of the shares then entitled to vote for directors, and (iii) all other questions brought before the stockholders shall be determined by a majority of the votes cast. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.

         Section 2.08.  Proxies.

         (a) Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act is dated and has been signed by the stockholder or by his duly authorized attorney, officer, director, employee or agent, who may affix such signature by any reasonable means (including facsimile). A proxy need not be sealed, witnessed or acknowledged. A proxy shall expire six months after it is created unless it is coupled with an interest or it expressly provides for a longer period (which in any event may not exceed seven years from the date of its creation). A proxy shall be presumed to be revocable unless it expressly provides otherwise. Proxies may be delivered to the Secretary before the meeting begins or to the secretary of the meeting or the inspectors of election at the meeting.

         (b) A duly executed proxy may be made irrevocable by an express statement to that effect if, and only so long as, it is coupled with an interest sufficient under Applicable Law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         (c) A stockholder may authorize another person or persons to act for him as proxy by transmitting, or authorizing the transmission of, an email, fax, tested telex, cable, telegram or other reliable electronic transmission (i) to the person who will be the holder of the proxy, or (ii) to a firm that solicits proxies or similar agent who is authorized by the person who will be the holder of the proxy to receive the transmission. Any such email, fax, tested telex, cable, telegram or other reliable electronic transmission must either set forth or be submitted with information from which it can be determined that such email, fax, tested telex, cable, telegram or other reliable electronic transmission was authorized by the stockholder. If it is determined that the email, fax, tested telex, cable, telegram or other reliable electronic transmission is valid, the persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied.

         Section 2.09. Action by Written Consent. Any action required or permitted to be taken by the stockholders may be taken without any meeting, vote or notice if authorized (whether before or after such action) in a written consent or consents signed by those stockholders entitled to vote on such action having sufficient shares to have authorized it in a duly convened meeting at which all stockholders entitled to vote were present and voted. Notice of any action so authorized shall be given promptly to any stockholder not signing any such consent, but failure to give that notice shall not affect the validity of the consent. Written consents of the stockholders shall be filed with the minutes of the Corporation.

         Section 2.10.List of Shareholders. At least ten days before every meeting of stockholders, the officer in charge of the Corporation's stock ledger shall prepare and make, or cause to be prepared and made, a complete list of all of the stockholders of the Corporation entitled to vote at the meeting, which list shall be arranged in alphabetical order and show each stockholder's address and the number of shares registered in the name of each stockholder; provided, however, that if there have been no changes in the stockholders of record since the last list was prepared, a new list need not be prepared. This list shall be opened to the examination of any stockholder for any purpose germane to the meeting, and shall be made available by the Corporation during normal business hours, for a period of at least ten days prior to the meeting, either at the place where the meeting is to be held or any other place designated within the city where the meeting is to be held that may have been designated in the notice to stockholders. This list also shall be produced and made available throughout the meeting of stockholders and may be inspected by any stockholder present. No such list need be prepared if the actions to be taken at an annual meeting instead are approved by the written consent of the stockholders.

         Section 2.11.Stockholder Proposals and Nominations. If and for so long as any shares of capital stock issued by the Corporation are listed for trading on any securities exchange or registered under Section 12 of the Securities Exchange Act of 1934, as amended, the following provisions shall apply:

         (a) At an Annual Meeting, only such business shall be conducted, only such nominees for director shall be considered, and only such proposals shall be acted upon, as shall have been brought before the Annual Meeting: (i) by any stockholder of the Corporation (acting in his or her capacity as stockholder) who complies with the notice procedures set forth in this Section 2.11 of these By-Laws; or (ii) by, or at the direction of, the Board.

         (b) For any business, nominee or proposal to be properly brought before an Annual Meeting by a stockholder (acting in his or her capacity as stockholder), such stockholder must have given timely written notice thereof by Physical Delivery to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or received at, the principal executive offices of the Corporation not less than 120 calendar days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the Corporation a reasonable time before the solicitation is made.

         (c) A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business, nominee or proposal desired to be brought before the Annual Meeting and the reasons for considering the same at the Annual Meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder's notice also must contain (A) the proposed nominee's name and qualifications, including five year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any), (B) the reason for such recommendation, (C) the number of shares of stock of the Corporation that are beneficially owned by such nominee, (D) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors, and (E) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

         (d) If the Governance Committee determines in advance of the Annual Meeting, or if it has not passed on the proposal, if the presiding officer of the Annual Meeting determines at the Annual Meeting, that a stockholder proposal was not made in accordance with the terms of this Section 2.11, such officer shall so declare at the Annual Meeting and any such proposal shall not be acted upon at the Annual Meeting.

         (e) This Section 2.11 shall not prevent the consideration and approval or disapproval at the Annual Meeting of reports of officers, Directors and Committees of the Board or any other matter that comes before the meeting with the consent of the Board, but, in connection with any such report on a stockholder's proposal, no business shall be acted upon at such Annual Meeting unless stated, filed and received as herein provided.

                                  ARTICLE III.

                                      Board

         Section 3.01. Number. The number of directors that shall constitute the whole Board shall be fixed from time to time by resolution of the Board or stockholders (any such resolution of either the Board or stockholders being subject to any later resolution of either of them), but in no event shall the number of directors be less than one or more than fifteen.

         Section 3.02. Power. To the extent not inconsistent with the Certificate, these By-Laws or Applicable Law, the Board may adopt such policies, rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the business of the Corporation as it may deem necessary or desirable. In addition, the Board may exercise all powers of the Corporation and carry out all lawful acts not required to be exercised or done by the stockholders under the Certificate, these By-Laws or Applicable Law.

         Section 3.03. Term of Office. Each director (whether elected at an annual meeting, to fill a vacancy or otherwise) shall continue in office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal in the manner provided in these By-Laws or Applicable Law.

         Section 3.04. Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation, or removal, with or without cause, or as the result of an increase in the number of directors, the directors then in office shall continue to act and may fill any such vacancy by a vote of the majority of directors then in office (including any director resigning as of a future date), though less than a quorum, or by the sole remaining director, or any such vacancy may be filled by a vote of the stockholders.

         Section 3.05. Meetings.

         (a) A meeting of the Board shall be held for organization and for the transaction of such other business as may properly come before the meeting, within thirty (30) days after each annual election of directors.

         (b) The Board by resolution may provide for the holding of regular meetings and may fix the time and place at which such meetings may be held, which may be within or without the State of Delaware. Notice of regular or scheduled meetings shall not be required to be given, provided that, whenever the time or place of regular or scheduled meetings shall be first fixed or later changed, notice of such action shall be sent to each director who was not present at the meeting at which such action was taken at his residence or usual place of business by (i) Electronic Delivery not later than two (2) days before the day on which the new or changed meeting is to be held or (ii) Physical Delivery not later than five (5) days before the day on which the new or changed meeting is to be held.

         (c) Special meetings of the Board may be called by the Chief Executive Officer or any director. Except as otherwise required by Applicable Law, notice of each special meeting shall be sent to each director at his residence or usual place of business by (i) Electronic Delivery not later than two (2) days before the day on which the meeting is to be held or (ii) Physical Delivery not later than five (5) days before the day on which the meeting is to be held. That notice shall state the place (which may be within or without the State of Delaware), date and time of such meeting, but need not state the purposes for the meeting unless otherwise required by the Certificate, these By-Laws or Applicable Law.

         (d) Notice of any meeting need not be given to any director who attends such meeting in person without protesting the lack of notice or who shall waive notice thereof, before, at or after such meeting, by email, fax, tested telex, cable, telegram or other reliable electronic transmission or other writing.

         Section 3.06. Quorum, Manner of Participation and Voting.

         (a) At each meeting of the Board the presence of a majority of its members then in office (but not less than one-third of the entire board) shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver.

         (b) Any one or more members of the Board may participate in a meeting of the Board by means of a telephone conference or other electronic communication allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at a meeting.

         (c) Except as otherwise provided by the Certificate or Applicable Law, each director shall be entitled to one vote, and all questions brought before the directors shall be determined by a majority of the votes cast at any meeting at which a quorum is present.

         Section 3.07. Action by Written Consent. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the action. Written consents by the Board shall be filed with the minutes of the Board.

         Section 3.08. Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board (in care of the Corporation) and to the Chief Executive Officer, the Secretary or any other Executive. Any such resignation shall take effect on the date specified in such notice, or if no effective date is specified, upon receipt and acceptance thereof by the Board or any such officer.

         Section 3.09. Removal of Directors. Any director or directors may be removed from office, either with or without cause, with the approval of stockholders required by Section 2.07 hereof at any special meeting of the stockholders, duly held as provided in these By-Laws, or by their written consent as provided in these By-Laws. At such a meeting or in such consent a successor or successors may be elected by a plurality of the votes cast or represented, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 3.04 hereof.

         Section 3.10. Compensation of Directors. Directors shall receive such reasonable compensation for their services as directors, whether in the form of salary or a fixed fee for attendance at meetings, with reimbursement of expenses, if any, as the Board from time to time may determine. Except as otherwise provided in these By-Laws, any Committee Charter or Applicable Law, any director may serve the Corporation in any other capacity and receive compensation for that service.


                                  ARTICLE IV.

                             Committees of the Board

         Section 4.01. Standing Committees, Designation of Additional Committees, Etc. The Board shall have standing committees for audit matters (the "Audit Committee"), compensation matters (the "Compensation Committee") and governance matters (the "Governance Committee"), and from time to time may have such other committees as the Board, in any meeting duly held or action duly taken as provided in these By-Laws, may create (each an "Additional Committee", and together with the Audit Committee, Compensation Committee and Governance Committee, each a "Committee").

         Section 4.02. Committee Charters, Powers, Etc. (a) Contemporaneously with the adoption of these By-Laws, the Board has adopted (i) the Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Audit Committee Charter"), (ii) the Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Compensation Committee Charter"), and (iii) the Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Governance Committee Charter"). The Audit Committee, Compensation Committee and Governance Committee shall have the duties, power and authority respectively granted to them in the Audit Committee Charter, Compensation Committee Charter and Governance Committee Charter.

         (b) Each Additional Committee shall have the duties, power and authority provided in the resolution or action creating such Committee or any charter adopted for such Committee by the Board (such resolution, action or charter, as adopted, and as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein for these By-Laws, will each be referred to as an "Additional Committee Charter").

         (c) Each Audit Committee Charter, Compensation Committee Charter, Governance Committee Charter and Additional Committee Charter (each a "Committee Charter"), except to the extent specifically provided otherwise therein, shall by governed by and construed and amended in accordance with these By-Laws as if such Committee Charter were part of these By-Laws.

         (d) In addition, except as otherwise provided by the Certificate, these By-Laws, the applicable Committee Charter or Applicable Law, each Committee in the exercise and performance of its specific duties, power and authority shall have and may exercise any and all duties, power and authority of the Board reasonably incidental thereto and may make rules for the conduct of its own business.

         Section 4.03. Appointment and Term. Except as otherwise provided in any applicable Committee Charter, each Committee shall consist of one or more directors, and any advisory Committee also may have one or more non-directors as members. Each member shall serve a term of office of one year, unless otherwise fixed from time to time by the Board, subject to earlier termination and removal as provided in this Section, or until his or her successor shall be duly elected and qualified. The Board, in any meeting duly held or action duly taken as provided in these By-Laws, at any time may (a) appoint a person to be a member of any Committee, and (b) remove any Committee member, either with or without cause. Any Committee member who ceases to be a member of the Board automatically shall simultaneously cease to be a member of each applicable Committee. The Board may designate one or more directors as alternate members of any Committee, who, in the order specified by the Board, may replace any absent or disqualified member or members at any meeting of the Committee.

         Section 4.04. Committee Chairman. The Board, in any meeting duly held or action duly taken as provided in these By-Laws, at any time may (a) appoint a chairman of any Committee (each a "Committee Chairman") from among the Committee's members who also are directors of the Corporation, and (b) remove any Committee Chairman, either with or without cause, and whether appointed by the Board or the Committee. If the Board has not appointed a Committee Chairman, the members of a Committee may designate its Committee Chairman by majority vote of the full Committee membership. Any Committee Chairman who ceases to be a member of the Board or Audit Committee automatically shall simultaneously cease to be Chairman of the Audit Committee.

         Section 4.05. Meetings, Notices and Records. (a) Each Committee may provide for the holding of regular meetings and may fix the time and place at which such meetings may be held. Notice of regular or scheduled meetings shall not be required to be given, provided that whenever the time or place of regular or scheduled meeting shall be first fixed or later changed, notice of such action shall be sent to each Committee member who was not present at the meeting at which such action was taken at his residence or usual place of business by
(i) Electronic Delivery not later than one (1) day before the day on which the new or changed meeting is to be held or (ii) Physical Delivery not later than two (2) days before the day on which the new or changed meeting is to be held.

         (b) Special meetings of each Committee shall be held upon call by or at the direction of its chairman, or by or at the direction of any of its members, any other director or the Chief Executive Officer or Chief Financial Officer, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a Committee shall be mailed to each member of such Committee, the other members of the Board, the Chairman, the Chief Executive Officer and the Chief Financial Officer, in each case to such person at his residence or usual place of business by (i) Electronic Delivery not later than one (1) day before the day on which the meeting is to be held or
(ii) Physical Delivery not later than two (2) days before the day on which the meeting is to be held. That notice shall state the place (which may be within or without the State of Delaware), date and time of such meeting, but need not state the purpose(s) for the meeting unless otherwise required by the Certificate, these By-Laws or Applicable Law.

         (c) Notice of any meeting of a Committee need not be given to any Committee member who shall attend the meeting in person or who shall waive notice thereof by email, fax, tested telex, cable, telegram or other reliable electronic transmission or other writing. Notice of any adjourned meeting need not be given.

(d) The notice of a meeting may provide, or the Committee may request, that members of the Corporation's senior management or others attend a meeting of the Committee and provide pertinent information as may be necessary or desirable and readily available.

         Section 4.06. Quorum, Manner of Participation and Voting.

         (a) At each meeting of any Committee the presence of a majority, but not less than two, of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time and until a quorum shall be present.

         (b) Any one or more members and guests of any Committee may participate in a meeting of the Committee by means of a telephone conference or other electronic communication equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at a meeting.

         (c) Except as otherwise provided by the Certificate or Applicable Law, each member of a Committee shall be entitled to one vote, and all questions brought before the Committee shall be determined by a majority of the votes cast at any meeting at which a quorum is present.

         (d) Each Committee shall maintain minutes or other records of its meetings and activities, which shall be maintained with the minutes of the Board, and shall report the same to the Board as and when requested.

         Section 4.07. Action by Written Consent. Any action required or permitted to be taken by any Committee may be taken without a meeting if all members of the Committee consent in writing to the action (whether before or after such action). Written consents by the members of a Committee shall be filed with the minutes of the Board.

         Section 4.08. Resignations. Any member of a Committee may resign at any time by giving written notice of such resignation to the Board, the Chairman, the Chief Executive Officer, the Chief Financial Officer and the Secretary (or any Assistant Secretary). Any such resignation shall take effect on the date specified in such notice, or if no effective date is specified, upon receipt and acceptance thereof by such person(s). Resignation from a Committee shall not constitute resignation as a director, but resignation as a director shall be deemed to be a simultaneous resignation from all Committees.

         Section 4.09. Removal. The Board, in any meeting duly held or action duly taken as provided in these By-Laws, at any time may remove any member from any Committee, either with or without cause, and may appoint the successor Committee member(s). If any vacancy created by such removal is not so filled, it may be filled later at any time by the Board.

         Section 4.10. Vacancies. If any vacancy shall occur in any Committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such Committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board. The Board may appoint a successor to fill any such vacancy in any meeting duly held or action duly taken as provided in these By-Laws.

         Section 4.11. Compensation. Committee members shall receive such reasonable compensation for their services as Committee members, whether in the form of salary or a fixed fee for attendance at meetings, with reimbursement of expenses, if any, as the Board from time to time may determine in its discretion. Nothing contained in these By-Laws, however, shall be construed to preclude any Committee member from serving the Corporation in any other capacity and receiving compensation for that service.


                                   ARTICLE V.

                                    Officers

         Section 5.01. Positions, Election, Executives, Etc. The officers of the Corporation shall consist of a Chairman, a Vice Chairman, a Chief Executive Officer, a Chief Financial Officer, a President, a Secretary, a Treasurer and a Controller, who shall each be elected or appointed by the Board, and such other officers (including, without limitation, one or more Senior Vice Presidents, Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers) as from time to time may be elected by the Board or appointed by the Executive or other officer(s) authorized to make such appointments by the Board or these By-Laws. Any two or more offices may be held by the same person, and any officer also may serve as a director of the Corporation. However, no officer other than the Chairman or Vice Chairman must be a director of the Corporation. The Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Controller (if so designated by the Board) and each other person designated as an executive officer by the Board or appropriate Committee shall be an executive officer of the Corporation (each an "Executive").

         Section 5.02. Term of Office, Resignation and Removal. Each Executive or other officer serves at the discretion of the Board. Any officer may resign at any time by giving written notice of such resignation to the Board, the Chief Executive Officer, the Secretary or any Assistant Secretary. Any such resignation shall take effect on the date specified in such notice, or if no effective date is specified, receipt thereof by the Board or any such officer. Each officer may be removed at any time by the Board, either with or without cause. Any officer of a class who may be appointed by another officer (irrespective of whether actually appointed by the Board or another officer) also may be removed, either with or without cause, by the Chief Executive Officer or by any officer senior to such officer.

         Section 5.03. Vacancies. A vacancy in an office by reason of death, resignation, removal, disqualification or otherwise shall be filled in the manner prescribed by these By-Laws for regular election or appointment to such office. In the event of the temporary absence of any officer of the Corporation, the Board or (with respect to more junior officers) the Chief Executive Officer or the Vice Chairman may confer for the duration of such absence the absent officer's powers and duties, in whole or in part, on such other person(s) as they may specify.

         Section 5.04. General Authority, Etc. Each Executive (a) shall have the power and authority to sign contracts, deeds, notes and other instruments and documents in the name of the Corporation and on behalf of the Corporation (subject to the limitations imposed by these By-Laws, the Certificate or Applicable Law and any applicable resolutions of or approvals required from the Board), (b) shall have the power to employ and discharge more junior officers, employees and agents of the Corporation (except those persons who hold their positions through appointment by the Board), (c) may exercise such powers and perform such duties as may be delegated or assigned to him or her from time to time by the Board or any senior Executive or as may be provided by these By-Laws, the Certificate or Applicable Law, and (d) may in good faith delegate his or her powers to other Executives, officers, employees and agents under the direct or indirect supervision of such Executive. Each other officer of the Corporation (i) to the extent authorized by the Board or a more senior Executive, shall have the power to sign contracts, deeds, notes and other instruments and documents in the name and on behalf of the Corporation (subject to the limitations imposed by these By-Laws, the Certificate or Applicable Law and any applicable resolutions of or approvals required from the Board), and
(ii) may exercise such powers and perform such duties as may be delegated or assigned to him or her from time to time by the Board or any senior Executive or as may be provided by these By-Laws, the Certificate or Applicable Law. In addition, each Executive or other officer of the Corporation shall have the authority, relative seniority and duties specifically conferred in the officer's election or appointment and by these By-Laws, together with the powers and duties reasonably incidental thereto, subject, however, to any limitations contained in such election or appointment, the Certificate, these By-Laws or Applicable Law.

         Section 5.05. The Chairman. The Chairman of the Board (the "Chairman") shall be a member of the Board and shall preside at its meetings and at all meetings of stockholders. If there shall be no Chairman, the Vice Chairman (or if such office is vacant, the Chief Executive Officer, or if such office is vacant, the Chief Financial Officer, or if there is no Chief Financial Officer, the most senior President or Vice President) shall act as Chairman until a successor is duly elected, with such powers and duties as may have been held by the former Chairman.

         Section 5.06. The Vice Chairman. The Vice Chairman of the Board (the "Vice Chairman") shall be a member of the Board and in the absence of the Chairman shall preside at its meetings and at all meetings of stockholders.

         Section 5.07. The Chief Executive Officer. The Chief Executive Officer of the Corporation (the "Chief Executive Officer") shall, subject to the direction and under the supervision of the Board, the Chairman and the Vice Chairman, be the chief executive officer of the Corporation and be responsible for the general and active management of the business of the Corporation and supervision and direction over the other junior officers, employees and agents of the Corporation. The Chairman (or if such office is vacant, the Vice Chairman) also shall hold the position of Chief Executive Officer unless another individual is specifically elected or appointed by the Board to be the Chief Executive Officer. If there shall be no Chief Executive Officer, the Chairman (or if such office is vacant, the Vice Chairman, or if such office is vacant, the Chief Financial Officer, or if there is no Chief Financial Officer, the most senior President or Vice President) shall act as Chief Executive Officer until a successor is duly elected, with such powers and duties as may have been held by the former Chief Executive Officer.

         Section 5.08. The Chief Financial Officer. The Chief Financial Officer of the Corporation (the "Chief Financial Officer") shall, subject to the direction and under the supervision of the Board, the Chairman and the Vice Chairman, be the chief financial officer of the Corporation and be responsible for the financial books and records of the Corporation and supervision and direction over the Controller (if any) and other financial (including, without limitation, payroll, benefits and accounting) officers, employees and agents of the Corporation. The Chief Financial Officer also shall hold the position of Treasurer unless another individual is specifically selected to be the Treasurer. Except to the extent that the Board may delegate any of the following duties or responsibilities exclusively to the Treasurer or Controller, the Chief Financial Officer shall:

     (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

     (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with these By-Laws or to be otherwise handled in such manner as the Board may direct;

     (c)  be   empowered   to  endorse  all   commercial   documents   requiring
          endorsements for or on behalf of the Corporation and sign all receipts and vouchers for payments made to the Corporation;

     (d) be empowered to cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

     (e) render to the Board, the Chief Executive Officer or the Vice Chairman, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, Chief Financial Officer or Controller (as applicable);

     (f) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine, and upon request cause such books or duplicates thereof to be exhibited to any director;

     (g) see that the financial reports, statements, certificates and similar documents and records required by Applicable Law (including, without limitation, those required under applicable securities laws) are properly prepared and filed;

     (h) be empowered to require from the officers or agents of the Corporation reports or statements from time to time giving such information as he may desire with respect to any and all financial transactions of the Corporation;

     (i) be empowered to sign (unless the Treasurer, Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

     (j) in general, exercise the powers and perform all duties incident to the office of Chief Financial Officer.

During the absence or disability of the Chief Financial Officer, the Treasurer (or if such office is vacant, the Controller or Assistant Treasurer, or if there are more than one, the one so designated by the Board, the Chief Executive Officer or the Treasurer), may exercise all of the powers and shall perform all of the duties of the Chief Financial Officer.

         Section 5.09. The President. The President of the Corporation (the "President") shall, subject to the direction and under the supervision of the Board, the Chairman, the Vice Chairman and the Chief Executive Officer, be the chief operating officer of the Corporation and be responsible for the general and active operation of the business of the Corporation and supervision and direction over the other junior officers, employees and agents of the Corporation. The Chairman (or if such office is vacant, the Vice Chairman) also shall hold the position of President unless another individual is specifically selected to be President.

         Section 5.10. Senior, Executive and other Vice Presidents. The Board, the Chairman, the Vice Chairman, the Chief Executive Officer or the President from time to time may appoint one or more persons to be one or more Senior Vice Presidents, Executive Vice Presidents and other Vice Presidents of the Corporation, and the Chief Financial Officer from time to time may appoint one or more persons to be one or more financial Vice Presidents of the Corporation, with such titles and relative seniority, authority and duties as may be specified (each a "Vice President"). If the appointment of any Vice President does not specifically make him or her an executive officer of the Corporation, such person shall not be considered (or deemed or construed to be) an Executive unless and until the Board or appropriate Committee determines otherwise.

         Section 5.11. Assistant or other Vice Presidents. The Board, the Chief Executive Officer, the Vice Chairman or (in the case of financial officers only) the Chief Financial Officer from time to time may select one or more persons to be Assistant Vice Presidents of the Corporation, or Vice Presidents whose titles include divisional, functional or other designations (such as Vice President-Sales, etc.), with such titles and relative seniority, authority and duties as may be specified (each an "Assistant Vice President"). An

Assistant Vice President shall not be considered (or deemed or construed to be) an Executive unless and until the Board or appropriate Committee determines otherwise.

         Section 5.12. The Secretary. The Secretary of the Corporation (the "Secretary") shall, subject to the direction and under the supervision of the Board, the Chairman and the Vice Chairman, be the secretary of the Corporation and be responsible for the corporate (but not financial) books and records of the Corporation and supervision and direction over those in his or her charge. The Secretary shall:

     (a) record all the proceedings of the meetings of the stockholders, the Board and any Committees in a book or books to be kept for that purpose;

     (b) cause all notice to be duly given in accordance with the provisions of these By-Laws and as required by Applicable Law;

     (c) whenever any Committee shall be appointed in pursuance of a resolution of the Board, furnish the chairman of such Committee with a copy of such resolution;

     (d) be custodian of the records and of the seal of the Corporation, cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof, and from time to time to cause such seal to be affixed to all such duly authorized instruments, agreements and other documents as may be necessary or desirable;

     (e) see that the lists, books, reports, statements, certificates and other documents and records required by Applicable Law are properly kept and filed (other than those for which the Chief Financial Officer is responsible);

     (f) have authority over of the stock and transfer books of the Corporation, and at all reasonable times shall cause such stock books (or if maintained by a transfer agent, shall cause the transfer agent to produce such stockholder lists) to such persons as are entitled by statute to have access thereto;

     (g) be empowered to sign (unless the Chief Financial Officer, Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

     (h) in general, exercise the powers and perform all duties incident to the office of the Secretary and such other duties as are given to the Secretary by these By-Laws or as from time to time may be assigned to the Secretary by the Board or the Chief Executive Officer.

During the absence or disability of the Secretary, the Assistant Secretary, or if there is more than one, the one so designated by the Board, the Chief Executive Officer, the Vice Chairman or the Secretary, may exercise all of the powers and shall perform all of the duties of the Secretary.

         Section 5.13. Assistant Secretaries. The Board, the Chief Executive Officer or the Secretary from time to time, in writing or by resolution, may select one or more persons to be Assistant Secretaries of the Corporation, with titles and such relative seniority, authority and duties as may be specified (each an "Assistant Secretary"). The Board, the Chief Executive Officer or the Secretary from time to time, in writing or by resolution, may delegate or assign any or all of the powers and duties of the Secretary, and to the extent so delegated or assigned, those officers (in such capacities) shall carry with them the corresponding powers and duties of the Secretary. An Assistant Secretary shall not be considered (or deemed or construed to be) an Executive unless and until the Board or appropriate Committee determines otherwise.

         Section 5.14. The Treasurer. The Treasurer of the Corporation (the "Treasurer") shall, subject to the direction and under the supervision of the Board, the Chairman, the Vice Chairman and the Chief Financial Officer, be the treasurer of the Corporation and be responsible for the supervision and direction over those in his or her charge. Except to the extent that the Board, the Chairman or the Vice Chairman may delegate any of the following duties or responsibilities exclusively to the Chief Financial Officer or Controller, the Treasurer shall:

     (a) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with these By-Laws or to be otherwise handled in such manner as the Board may direct;

     (b)  be   empowered   to  endorse  all   commercial   documents   requiring
          endorsements for or on behalf of the Corporation and sign all receipts and vouchers for payments made to the Corporation;

     (c) be empowered to cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

     (d) render to the Board, the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Chief Financial Officer, whenever requested, a statement of all his transactions as Treasurer;

     (e) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine, and upon request cause such books or duplicates thereof to be exhibited to any director;

     (f) be empowered to sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

     (g) in general, exercise the powers and perform all duties incident to the office of Treasurer and such other duties as are given to the Treasurer by these By-Laws or as from time to time may be assigned to the Treasurer by the Board, the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Chief Financial Officer.

         During the absence or disability of the Treasurer, the Chief Financial Officer (or if such office is vacant, the Controller or Assistant Treasurer, or if there are more than one, the one so designated by the Board, the Chief Executive Officer or the Treasurer), may exercise all of the powers and shall perform all of the duties of the Treasurer.

         Section 5.15. The Controller. The Controller of the Corporation (the "Controller") shall, subject to the direction and under the supervision of the Board, the Chairman, the Vice Chairman and the Chief Financial Officer, be the Controller of the Corporation and be responsible for the supervision and direction over those in his or her charge.

         Section 5.16. Assistant Treasurers. The Board, the Chairman, the Vice Chairman, the Chief Executive Officer, the Chief Financial Officer or the
Treasurer from time to time may appoint one or more persons to be Assistant Treasurers of the Corporation, with such titles and relative seniority, authority and duties as may be specified (each an "Assistant Treasurer"). The Board, the Chairman, the Vice Chairman, the Chief Executive Officer, the Chief Financial Officer or the Treasurer from time to time may delegate or assign to such persons any or all of the powers and duties of the Chief Financial Officer or Treasurer that may be delegated by them, and to the extent so delegated or assigned, those officers (in such capacities) shall carry with them the corresponding powers and duties so delegated. An Assistant Treasurer shall not be considered (or deemed or construed to be) an Executive unless and until the Board or appropriate Committee determines otherwise.

         Section 5.17. Compensation of Officers. Officers shall receive such reasonable compensation for their services as officers, whether in the form of a salary or otherwise, as may be determined from time to time by the Board or the Chief Executive Officer, but this power may be delegated by the Board or the Chief Executive Officer to any officer with respect to any other officer under the supervision of or otherwise junior to such person.

         Section 5.18. Surety Bonds. No Executive, other officer, employee or agent of the Corporation shall be required to provide to the Corporation any bond other form of credit support from any surety respecting the faithful discharge of his or her duties, including (without limitation) respecting any negligence or the accounting for any property, funds or securities of the Corporation that may come into his or her hands, except in each case as and to the extent the Board or an appropriate Committee may from time to time specifically require such a bond or other credit support.

                                  ARTICLE VI.

                                 INDEMNIFICATION

         Section 6.01. Certain Defined Terms.

         (a) "DGCL" shall mean the General Corporation Law of the State of Delaware, as the same currently exists and from time to time hereafter may be amended or restated, and any succeeding statute, but in the case of any such amendment or succeeding statute, only to the extent that it permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment.

         (b) "Entity" shall mean any association, business trust, company, corporation, employee benefit plan, estate, governmental authority, group (including, without limitation, one under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), joint venture, limited liability company, partnership, syndicate, trust or other entity or enterprise.

         (c)  "Expenses"  shall  mean the  reasonable  fees,  disbursements  and expenses of attorneys and other necessary professionals representing the Indemnitee in any Proceeding, provided that such attorneys and professionals are permitted under Section 6.04 hereof and have been approved in advance by the Corporation, which approval shall not be unreasonably withheld or delayed by the Corporation; and provided further that to the extent covered by insurance, the selection of such attorneys and other professionals shall be made in accordance with the applicable policies. Expenses shall not include any amounts attributable to services performed prior to the Corporation's receipt of the Indemnittee's written request for such approval unless the Board in its discretion consents otherwise.

         (d) "Final  Decision" shall mean with respect to a particular issue any
(i) final decision of such issue pursuant to Applicable Law of a court, other governmental official or arbitrator having proper substantive and personal jurisdiction and venue from which there is no further right to appeal, or (ii) final settlement of such issue in a written settlement agreement approved by the Board, as the case may be. A Proceeding may involve more than one issue, and whether the Indemnitee has met the applicable standards of Proper Conduct shall be deemed to be a separate issue from the existence or amount of any Losses or Expenses.

         (e) "Indemnitee" shall mean (i) any person who is or was a director of the Corporation or an Executive of the Corporation or any of its subsidiaries (meaning any officer so designated in these By-Laws or in such officer's appointment), (ii) any person who is serving or served as a director or executive officer of an affiliate of the Corporation at the request of the Corporation, or (iii) any other officer or Representative of the Corporation or any subsidiary designated in writing from time to time by the Board or by agreement with the Corporation as being entitled to Indemnification Rights, whether serving in such capacity or serving at the request of the Corporation as a Representative of (A) any direct or indirect subsidiary or affiliate of the Corporation or (B) any other Entity.

         (f) "Indemnification Rights" shall mean the rights of each Indemnitee to be defended, to be indemnified, reimbursed and held harmless from and against Losses and Expenses, and to receive advances of Expenses, in each case as, to the extent and under the circumstances specifically provided in this Article.

         (g) "Losses" shall mean any and all losses, damages, liabilities, payments, settlements, judgments, awards, fines, penalties, fees, charges or costs, in each case to the extent determined in a Final Decision, but excluding any and all Expenses.

         (h) "Proceeding" shall mean any action, suit, arbitration, mediation, investigation or other proceeding, whether civil, criminal, administrative or investigative, whether pending, threatened or otherwise.

         (i) "Proper Conduct" shall mean any action or conduct of the Indemnitee if all of the following are true with respect thereto: (i) the Indemnitee acted in good faith, (ii) the Indemnitee acted in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and its subsidiaries and affiliates, (iii) with respect to any criminal Proceeding, the Indemnitee had no reasonable cause to believe such action or conduct was unlawful, and (iv) such action or conduct does otherwise disqualify the Indemnitee from receiving indemnification under the DGCL.

         (j) "Reimbursement Agreement" shall mean an unconditional agreement or other undertaking in favor of the Corporation from an Indemnitee to promptly repay the Expense Advances if, when and to the extent determined in a Final Decision that such Indemnitee is not entitled to be indemnified for such Expenses under this Article or otherwise.

         (k)  "Representative"  shall  mean  any  shareholder,  partner,  equity
holder,  member,  director,  officer,  manager,  employee,   consultant,  agent,
accountant, advisor or other representative of the referenced person.

         Section 6.02. Persons Indemnified. The Indemnification Rights granted under this Article apply to each Indemnitee who was or is made a party or who is threatened to be made a party to or who is otherwise involved in any Proceeding by reason of the Indemnitee's position with the Corporation or any of its subsidiaries or with any other Entity (including, without limitation, any affiliate of the Corporation) at the request of the Corporation, in each case irrespective of whether the basis of such proceeding is alleged action in any such official capacity, in any other capacity while serving in any such official capacity or otherwise.

         Section 6.03. Notice of Proceeding. If any Proceeding is commenced, asserted or overtly threatened against an Indemnitee in respect of which a claim or demand may be sought against the Corporation under this Article, the Indemnitee shall give written notice thereof to the Corporation as promptly as reasonably practicable thereafter; provided, however, that an Indemnitee's failure to give such notice shall not relieve or otherwise affect the Indemnification Rights of such Indemnitee except to the extent the Corporation's ability to defend such Proceeding is materially prejudiced thereby (e.g., expiration of time periods to defend, etc.).

         Section 6.04. Defense Counsel. The Corporation shall have the right to engage counsel to defend itself, its subsidiaries and affiliates and all applicable Indemnitees in any common Proceeding, and the Corporation shall directly pay the Expenses of such counsel. In such case, each Indemnitee shall enter into a common defense agreement with the Corporation in form and substance reasonably acceptable to all parties. However, an Indemnitee or group of Indemnitees shall have the right to engage separate counsel approved by the Corporation (which approval will not be unreasonably withheld or delayed) in any covered Proceeding if counsel to the Corporation or such Indemnitee(s) advises the Corporation in writing that, in the professional judgment of such counsel,
(a) one or more legal defenses or counterclaims may be reasonably available to such Indemnitee(s) and reasonably could be inconsistent with, different from or additional to those available to such other parties, or (b) use of counsel selected by the Corporation could reasonably be expected to give rise to a conflict of interest. Notwithstanding the preceding portions of this Section, if the Losses and Expenses could reasonably be expected to be covered by insurance, counsel shall be selected in accordance with the applicable insurance policies.

         Section 6.05. Right to Indemnification, Etc. Except as otherwise provided in this Article, to the fullest extent authorized by DGCL, each Indemnitee shall be indemnified, reimbursed and held harmless by the Corporation from and against any and all Losses and Expenses actually and reasonably incurred or suffered by such Indemnitee in connection with any Proceeding or portion thereof by reason of the Indemnitee's position with the Corporation or any of its subsidiaries or with any other Entity (including, without limitation, any affiliate of the Corporation) at the request of the Corporation, except in each case to the extent determined in a Final Decision to be attributable to any action or conduct of the Indemnitee other than Proper Conduct. However, if such Proceeding or portion thereof has been brought by or in the right of the Corporation (including, without limitation, any derivative suit), such Indemnitee shall not be indemnified, reimbursed or held harmless under this
Article in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such Losses and Expenses as the Delaware Court of Chancery or such other court shall deem proper.

         Section 6.06. Right to Advancement of Expenses. The Indemnification Rights of each Indemnitee shall include the right to have the Corporation advance the Expenses actually and reasonably incurred in defending any Proceeding in advance of its final disposition ("Expense Advances"); provided, however, that the Indemnitee shall execute and deliver a Reimbursement Agreement to and with the Corporation if and to the extent the DGCL requires such a Reimbursement Agreement under the circumstances. The Corporation shall not require collateral or other security or the support of any spouse or other surety (whether by co-signature, endorsement or otherwise) for any of the Indemnitee's obligations under any such Reimbursement Agreement.

         Section 6.07. Determination of Right to Indemnification. Any indemnification or reimbursement under this Article (unless otherwise ordered in a Final Decision by a court on such issue) shall be made by the Corporation only as authorized respecting a specific Proceeding upon a determination by the Corporation (as provided in this Section) that indemnification and reimbursement of the Indemnitee by the Corporation is proper under the circumstances, including (without limitation) a determination that the Indemnitee has met the applicable standards of Proper Conduct. Such determination by the Corporation shall be made (i) by the Board through the majority vote of the directors who are or were not parties to such Proceeding, even though less than a quorum, (ii) by a committee of such disinterested directors designated by a majority vote of such disinterested directors, even though less than a quorum, (iii) by independent legal counsel in a written opinion if (A) there are no such disinterested directors, or (B) such disinterested directors so direct, or (iv) by the stockholders of the Corporation.

         Section 6.08. Indemnification on Success. Notwithstanding anything to the contrary in this Article, to the extent that an Indemnitee has been successful (on the merits or otherwise) in any Final Decision in defense of any Proceeding covered by this Article, the Indemnitee shall in any event be indemnified and reimbursed for and against all Losses and Expenses actually and reasonably incurred by such Indemnitee in connection therewith.

         Section 6.09. Payment Claims to Recover Losses and Expenses. If and to the extent the Indemnitee owes any unpaid Losses or Expenses for which the Corporation is responsible under this Article, the Indemnitee may request that the Corporation pay such Losses and Expenses directly to the applicable persons. If and to the extent the Indemnitee has directly paid any Losses or Expenses for which the Corporation is responsible under this Article, the Indemnitee may request that the Corporation reimburse the Indemnitee for such payments. The Indemnitee shall request such payments through delivery of a written notice to the Corporation, together with supporting documentation reasonably evidencing the amounts of such Losses, Expenses and payments (each a "Payment Claim"). The Corporation shall promptly comply with any valid Payment Claim or (to the extent applicable) request its insurer to do so.

         Section  6.10.  Suits Brought by an  Indemnitee.  Except as provided in
Section 6.11 of this Article, the Indemnification Rights of any Indemnitee shall not apply to any Proceeding (or part thereof) initiated by such Indemnitee unless such Proceeding (or part thereof) was approved by the Board in advance. In the case of a compulsory counterclaim required to be initiated by the Indemnitee, the Corporation agrees that such approval will not be unreasonably withheld or delayed but may require some reasonable sharing of Expenses in the event the Indemnitee recovers any Losses pursuant to such counterclaim.

         Section 6.11. Suits on Payment Claims, Etc. If a valid Payment Claim by an Indemnitee under of this Article is not paid or satisfied in full by the Corporation within sixty (60) days after such claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to enforce the direct payment or recover the unpaid reimbursement of the Payment Claim, as the case may be.

         Section 6.12. Indemnification Enforcement Expenses. If an Indemnitee is successful in whole or in part (a) in any suit by the Indemnitee for a Payment Claim, or (b) in defending a suit brought by the Corporation to recover Expense Advances pursuant to a Reimbursement Agreement, the Indemnitee also shall be entitled to be paid the Indemnitee's court costs and reasonable attorney's fees, disbursements and expenses in prosecuting or defending any such suit, subject to
the   other    provisions    of   this    Article   and   the   DGCL.

         Section 6.13. Indemnitee's Proper Conduct. The Indemnification Rights of each Indemnitee are each subject to the Indemnitee's satisfaction of the applicable standards of Proper Conduct . In any suit for any Payment Claim (other than for Expense Advances), the Corporation shall have available to it the defense that the Indemnitee has not met the applicable standards of Proper Conduct. In any suit brought by the Corporation to recover any Expenses Advances pursuant to a Reimbursement Agreement or Applicable Law, the Corporation shall be entitled to recover such Expense Advances upon a Final Decision that the Indemnitee has not met the applicable standards of Proper Conduct. An Indemnitee shall not be presumed in any such suit to have either satisfied or failed to satisfy the applicable standards of Proper Conduct as a result of any determination or non-determination thereof by the Corporation, its Board, Executives or other representatives, any of its stockholders or its independent legal counsel. In any such suit, the burden of proving that the Indemnitee has not met the applicable standards of Proper Conduct shall be on the Corporation.

         Section 6.14. Continuation of Rights. The Indemnification Rights of each Indemnitee shall continue in full force and effect with respect to and for the benefit of any person who has ceased to be a director, officer, employee or agent of or at the direction of the Corporation and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person.

         Section 6.15. Non-Exclusivity of Rights. The Indemnification Rights of each Indemnitee shall not be exclusive of any other right that any Indemnitee, Representative or other person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, these By-Laws, any employment or other agreement, any vote of stockholders or disinterested directors, or otherwise.

         Section 6.16. Insurance. The Corporation shall have the right in its discretion to from time to time purchase, maintain, modify and surrender directors and officers liability and other insurance, in each case from such insurers, in such amounts, upon such terms and conditions, and subject to such deductions, in order to protect itself or to directly or indirectly protect any director, officer, employee or agent of the Corporation or another Entity
against  any  expense,  liability  or  loss  whatsoever,   whether  or  not
the Corporation would have the obligation or power to indemnify such person against such expense, liability or loss under this Article or the DGCL.

         Section 6.17. Indemnification of Officers,  Employees and Agents of the
Corporation: Without in any way limiting its right, power or authority under Applicable Law to grant any indemnity, the Corporation may, to the extent authorized from time to time by the Board in its discretion, grant rights to defense, indemnification, reimbursement and the advancement of expenses by the Corporation to any officer, employee or agent of the Corporation or other Entity up to the maximum extent permitted for any Indemnitee by this Article, the DGCL and other Applicable Law.

         Section 6.18. Savings Clause. If this Article or any provision hereof shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to Applicable Law by a court having proper jurisdiction and venue, then the Corporation shall nevertheless, to the fullest extent permitted by the remaining provisions (if any) of this Article (i.e., those not so determined to be superseded, invalid, illegal or otherwise unenforceable) and (subject to such remaining provisions) the DGCL, indemnify, reimburse and hold harmless each Indemnitee from and against any and all Losses and Expenses actually and reasonably incurred or suffered by such Indemnitee in connection with any Proceeding or portion thereof by reason of the Indemnitee's position with the Corporation or with any other Entity at the request of the Corporation, except in each case to the extent determined in a Final Decision to be attributable to any action or conduct of the Indemnitee other than Proper Conduct.

         Section 6.19. Changes in Indemnification Rights. The Indemnification Rights may be changed at any time and from time to time through a change in these By-Laws, all without notice to or the approval of any Indemnitee; provided that except as otherwise required by or reflecting a change in the DGCL, any change eliminating or diminishing any of the Indemnification Rights shall apply prospectively only, and no change shall eliminate or diminish any Indemnification Rights with respect to any Proceeding involving any Indemnitee
(a) threatened or commenced prior to such change or (b) based on any event or circumstance that occurred prior to such change.

         Section 6.20. Contractual and Beneficial Rights. The Indemnification Rights under this Article shall be deemed to be contractual rights for the benefit of, and are expressly intended to benefit, each the Indemnitee, each of whom may enforce any such provisions directly as provided in this Article.



                                  ARTICLE VII.

                                     Shares

         Section 7.01. Certificates. The shares of the Corporation shall be represented by certificates in such form as from time to time may be approved by the Board and signed by the Chairman, Vice Chairman, Chief Executive Officer, the President or any Vice President, and by the Secretary, Assistant Secretary, Chief Financial Officer, Treasurer or Assistant Treasurer, and sealed with the seal of the Corporation, which signatures and seal, to the extent permitted by Applicable Law, may be facsimiles. The certificates shall be numbered consecutively and in the order in which they are issued. Each certificate shall state the registered holder's name, the number and class of shares represented thereby, the date of issue, and the par value of such shares (or that they are without par value if such is the case).

         Section 7.02. Use of Pre-Signed Certificates. The Corporation from time to time may issue Certificates that have been previously signed by or imprinted with the facsimile signature of any officer, transfer agent or registrar of the Corporation. In the event any Certificate(s) shall have been previously signed by or imprinted with the facsimile signature of any officer, transfer agent or registrar of the Corporation who subsequently ceases to act as such, the Corporation nevertheless may thereafter use and issue such Certificate(s), with the same effect as if the signer were still such officer, transfer agent or registrar at the date of issuance, until such time as its supply of such previously signed or imprinted Certificate(s) has been exhausted.

         Section   7.03.   Subscriptions.   Subscriptions   to   shares  of  the
Corporation's stock, if any, shall be paid at such times and in such installments as the Board may determine.

         Section 7.04. Transfer of Shares. The shares of the Corporation shall be assignable and transferable on the books and records of the Corporation only by the registered owner, or by his duly authorized attorney, and only upon surrender of the certificate for such shares duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto; provided that the Board in its discretion may reasonably


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

refuse to issue such new certificate without the order of a Court having jurisdiction in such matters or suitable indemnification.

         Section 7.05. Returned Certificates. All certificates for shares changed or returned to the Corporation for transfer shall be marked by the Secretary, transfer agent or registrar as "CANCELLED", together with the date of cancellation, and the transaction shall be recorded in the stock transfer books of the Corporation and (if applicable) in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the stock books of the Corporation.

         Section 7.06. Lost Stock Certificates. Any stockholder claiming that his certificate for shares of the Corporation has been lost, stolen, destroyed or mutilated (a "Lost Stock Certificate") may obtain a replacement certificate by (i) submitting a sworn statement of that fact to the Board (together with any mutilated certificate) and (ii) giving to the Corporation such bond or indemnity as may be required by the Board (in such form, substance and amount and with such sureties as shall be satisfactory to the Board), if any, and taking such other reasonable action as the Board in its sole and absolute discretion may require; and if the stockholder shall have satisfied these conditions, the Board shall approve and the appropriate officers shall effect the issuance of a replacement certificate in lieu of the Lost Stock Certificate.


                                 ARTICLE VIII.

                           Record Dates and Dividends

         Section 8.01. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board from time to time may fix, in advance, a record date, which shall be not less than ten (10) days or more than sixty (60) days before the date of the proposed meeting or other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after such record date fixed by the Board. If no record date is fixed by the
Board:

     (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

     (b) The record date for determining stockholders entitled to authorize corporate action in a particular written consent without a meeting shall be (i) if preceded by a Board action, the day on which such action was taken, or (ii) in any other cases, the day on which the first stockholder signs such written consent; and

     (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 8.02. Dividends. The Board at any regular or special meeting may declare dividends payable out of the surplus of the Corporation whenever in the exercise of its discretion they may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Corporation.



                                  ARTICLE IX.

                 Miscellaneous Corporate Powers and Restrictions

         Section 9.01. Execution of Instruments Generally. Subject to such approval of the Board as may be required under the circumstances (if any), and except as otherwise provided by the Certificate, these By-Laws or Applicable Law, the Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, President, Secretary or Treasurer from time to time may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and may authorize and direct any other officer(s) or agent(s) to do so. Except as otherwise provided by Applicable Law or the Certificate, the Board may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or confined to specific instances and may be exclusive to one or more officers or other persons.

         Section 9.02. Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of its stockholders, directors, officers or employees, or between the Corporation and any other corporation, partnership, association or other entity in which one or more of the Corporation's stockholders, directors, officers or employees are stockholders, directors, officers or employees or otherwise have a financial interest, shall be void or voidable solely for this reason, or solely because the stockholder, director, officer or employee is present at or participates in the meeting of the Board or a Committee thereof authorizing the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or such Committee, and the Board or such Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

     (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders;

     (c) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board, a Committee thereof or the stockholders; or

     (d) the contract or transaction is otherwise permissible under Applicable Law.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a Committee thereof authorizing the contract or transaction.

         Section 9.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks, trust companies or other financial institutions or depositaries as the Board, Chairman, Vice Chairman, Chief Executive Officer, President or Chief Financial Officer may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board, Chairman, Vice Chairman, Chief Executive Officer, President or Chief Financial Officer. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board, Chairman, Vice Chairman, Chief Executive Officer, President or Chief Financial Officer from time to time may determine.

         Section 9.04. Checks, Notes, Etc. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer(s), employee(s) or agent(s) of the Corporation, and in such manner, as from time to time shall be determined by the Board, the Chairman, the Chief Executive Officer, the Vice Chairman or the Chief Financial Officer.

         Section 9.05. Proxies. Proxies to vote the shares of stock of other corporations owned of record or beneficially by the Corporation may be executed and delivered from time to time on behalf of the Corporation by any Executive or by any other person or persons thereunto authorized by the Board or any Executive. Any Executive may instruct any subordinate person or persons so appointed as to the manner of exercising such powers and rights, and may execute or cause to be executed in the name and on behalf of the Corporation and under its Corporate Seal or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

         Section 9.06. Fiscal Year. The fiscal year of the Corporation shall be the twelve (12) month period ending December 31 of each year or such other period as shall be determined by the Board.

         Section 9.07. Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board.


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

                                   ARTICLE X.

                          Amendments and Interpretation

         Section 10.01. Amendments. These By-Laws may be amended, restated, replaced or repealed, and amended, restated or new By-Laws may be adopted, in whole or in part, (a) by action of the stockholders of the Corporation, or (b) by action of the Board. Any provision adopted by such stockholders or Board may be amended or repealed from time to time by the Board or stockholders, respectively.

         Section 10.02. Notices, Electronic Messages, Copies, Etc. Any notice, proxy, request, demand or other document or communication required or permitted under these By-Laws may be sent by: (a) cable, email (including any attachment thereto), fax, internet, network posting, S.W.I.F.T. wire telex, tested telex, or other electronic transmission (each an "Electronic Delivery"), provided that an Electronic Delivery can only be used for a notice to a stockholder (in his or her capacity as stockholder) to the extent permitted by the DGCL (which among other things currently requires that such stockholder has consented to the specific contemplated form of Electronic Delivery in accordance with the DGCL); or (b) U.S. Mail, national overnight courier, messenger or other means of physical delivery ("Physical Delivery"). A copy (including, without limitation, the printout of any item retained in reproducible form in any computer or other technological storage) of any document or communication may be substituted for the original for any purpose for which the original document or communication could be used if on its face it appears to be a reasonably complete reproduction of the entire original document or communication.

         Section 10.03. Number and Gender. Each definition in these By-Laws of a singular capitalized term or other word or phrase also shall apply to the plural form of such term, word or phrase, and vice versa, and all references in these By-Laws to the neuter gender shall be deemed to include reference to the feminine or masculine gender, and vice versa, and to a singular pronoun shall be deemed to include a reference to the plural variation thereof, and vice versa, in each case as the context may permit or require.

         Section 10.04. Section and Other Headings. The table of contents (if any), section and other headings contained in these By-Laws are for reference purposes only and shall not affect the meaning or interpretation of these By-Laws.

         Section 10.05. Severability. In case any one or more of the provisions contained in these By-Laws shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to Applicable Law by a court or other governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of these By-Laws, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other court or governmental authority of any of the terms and provisions of these By-Laws.

         Section 10.06. Conflicting Provisions of the Certificate of Incorporation and Applicable Law. The terms and provisions of these By-Laws are each subject to the relevant terms and provisions of the Certificate and Applicable Law, and in the event that any term or provision of these By-Laws conflicts or is inconsistent with any term or provision of the Certificate or Applicable Law, the term or provision of the Certificate or Applicable Law shall control and be given effect.

         Section 10.07. Applicable Law. These By-Laws shall be governed by and construed in accordance with (a) the DGCL and any other applicable law of the State of Delaware or the United States of America, including (without limitation) (i) any state or other governmental law, statute, ordinance, rule, regulation, requirement or restriction applicable to these By-Laws or the Corporation's governance, (ii) any judicial, administrative or other governmental order, injunction, writ, judgment, decree, ruling, finding or other directive applicable to these By-Laws or binding upon the Corporation's governance, and (iii) common law or other legal precedent applicable to these By-Laws or binding upon the Corporation's governance, and (b) any charter, rule, regulation or other organizational or governance document of any national securities exchange or market in which the shares of the Corporation are traded or other self-regulatory or governing body or organization applicable to the Corporation; in each case as the same may be adopted, supplemented, modified, amended, restated or replaced from time to time or any corresponding or succeeding provisions thereof (all of the foregoing in this Section will be referred to collectively as "Applicable Law").

         Section 10.08. Non-Exclusive Provisions. It is intended that the rights, powers, privileges and duties (if any) of the Corporation or the stockholders, directors or officers of the Corporation set forth in the Certificate or these By-Laws are in addition to and shall not limit (except as otherwise expressly provided in the Certificate or these By-Laws) any other applicable right, power, privilege or duty (if any) under the Certificate, these By-Laws, any Committee Charter or Applicable Law.


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